SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2002

US DIAGNOSTIC INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-13392	11-3164389
(Commission File Number)	(I.R.S. Employer Identification No.)

250 South Australian Avenue
Suite 900
West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

(561) 832-0006
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.      Other Events.

     On September 12, 2002, US Diagnostic Inc. (the “Company” or “USD”), and certain of its wholly-owned subsidiaries entered into a definitive agreement with its senior lender, DVI Financial Services, Inc., (“DVI”), to sell its diagnostic imaging business to DVI or its designee. The sale will be for an aggregate purchase price equal to approximately $14.0 million in cash, a waiver of distribution in the bankruptcy case, as described below, on account of DVI’s unsecured claims arising under approximately $30 million of indebtedness owed by the Company to DVI (inclusive of potential penalties, charges and fees), and the assumption of other specified contractual liabilities of the Company owing to parties other than DVI, including approximately $7.5 million of other secured debt. DVI or its designee will acquire substantially all of the assets and will assume specified liabilities and contracts of the Company and its subsidiaries which own and operate 21 fixed site diagnostic imaging facilities. DVI will reserve its rights to secured claims against certain property owned by the Company. A copy of the Acquisition Agreement is filed with this report as Exhibit 2.1 and incorporated herein by reference.

     As required by the definitive agreement, on September 13, 2002, the Company and certain of its non-operating subsidiaries initiated a Chapter 11 bankruptcy case under the United States Bankruptcy Code in United States Bankruptcy Court for the Southern District of Florida, seeking Bankruptcy Court approval of the transaction. In accordance with the definitive agreement, the sale will be subject to higher and better offers pursuant to bidding procedures to be approved by the Bankruptcy Court including customary break-up and cost reimbursement payments under certain circumstances. In addition to Bankruptcy Court approval, the sale is contingent upon the receipt of various third party consents and customary closing conditions.

     USD also filed a reorganization plan under which (i) unsecured creditors would receive partial payments from the proceeds of the sale and (ii) USD’s remaining assets would be liquidated. Under the plan, unsecured creditors of USD would receive 100% of the equity in the reorganized company and current equity holders of USD would not receive any distribution in respect of their equity interests.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

The following Exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.

*2.1	Acquisition Agreement dated September 12, 2002 by and between US Diagnostic Inc., USD Payment Corporation, Inc., Medical Imaging Centers of America, Inc., Meditek Industries, Inc., MICA Pacific, Inc., MICA Cal I, Inc., MICA Flo I, Inc. and DVI Financial Services, Inc.

99.1	Press Release of US Diagnostic Inc. dated September 13, 2002.

* The Registrant hereby agrees to furnish to the Securities and Exchange Commission, supplementally, any schedules or exhibits to such agreement which are not filed herewith, upon the request of the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US DIAGNOSTIC INC.

Date: September 13, 2002	By: /s/ Leon F. Maraist

Leon F. Maraist Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

2.1	Acquisition Agreement dated September 12, 2002 by and between US Diagnostic Inc., USD Payment Corporation, Inc., Medical Imaging Centers of America, Inc., Meditek Industries, Inc., MICA Pacific, Inc., MICA Cal I, Inc., MICA Flo I, Inc. and DVI Financial Services, Inc.

99.1	Press Release of US Diagnostic Inc. dated September 13, 2002.